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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): January 4, 2006

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

               000-26017                                   58-2222646
              ------------                                --------------
        (Commission File Number)           (IRS Employer Identification No.)

                      23832 Rockfield Boulevard, Suite 275
                          Lake Forest, California 92630
                            Telephone: (949) 609-0590

          (Address and telephone number of principal executive offices and place of business)


                 Check the appropriate box below if the Form 8-K
             filing is intended to simultaneously satisfy the filing
                  obligation of the registrant under any of the
           following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reclamation Consulting and Applications, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:

Item 1.01 Entry into a Material Definitive Agreement

On January 4, 2006, we entered into an Exclusive License Agreement with Billfighter Investments, Limited, an Anguilla limited liability company (the "Licensor") pursuant to which we were granted the sole and exclusive, worldwide right and license to use, produce, manufacture, market, sell and distribute the Reliant III automated spray application system solely within mining and aggregate industries, including the exclusive, worldwide right to modify, at our expense, the Reliant III for application of our Alderox(TM) line of products, including our Alderox(TM) ASA-12 release agent to rail cars. The Reliant III is a fully automated robotic system used for the application of release agents such as our Alderox(R) release agent products. The license granted pursuant to this Exclusive License Agreement will continue until terminated by either party due to a breach of the other's representations, warranties or covenants as contained in the Exclusive License Agreement, or by us upon six months prior written notice to Licensor.

As consideration for the license to the Reliant III, we have agreed to (i) issue 4,000,000 restricted shares of our common stock with piggyback registration rights pursuant to a Subscription Agreement, dated as of January 4, 2006, by and between us and Licensor (the "Subscription Agreement"); (ii) pay Licensor the aggregate principal sum of One Hundred Eighty Thousand Dollars ($180,000) accruing interest on the balance outstanding at the rate of 10% per annum pursuant to a Promissory Note (the "Note"), dated as of January 4, 2006; and
(iii) pay cash royalties equal to ten percent (10%) of the net revenues generated by us from the sale and distribution of our Alderox(TM) products for application to rail cars using the Reliant III. Any failure to repay Licensor all amounts due under the Note when due constitutes an "Event of Default" and allows Licensor to declare such amounts immediately due and payable without presentment, demand, protest or other notice of any kind. We believe the issuance of the restricted shares of our common stock to Licensor pursuant to the Subscription Agreement is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) and/or Regulation D promulgated thereunder.

A copy of the Exclusive License Agreement is attached as a copy to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The response in Item 1.01 is hereby incorporated into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities

The response in Item 1.01 is hereby incorporated into this Item 3.02.

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

Item 8.01         Other Events

On January 4, 2006, we issued a press release wherein we announced our entry into the Exclusive License Agreement with Billfighter Investments, Limited for the Reliant III automated spray application system. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.


Item 9.01 Financial Statements and Exhibits

Exhibit No.       Description
-----------       -----------

10.26 Exclusive License Agreement, dated as of January 4, 2006, by and between Reclamation Consulting and Applications, Inc. and Billfighter Investments, Limited.

10.27 Subscription Agreement, dated as of January 4, 2006, by and between Reclamation Consulting and Applications, Inc. and Billfighter Investments, Limited, attached as Exhibit A to the Exclusive License Agreement, dated as of January 4, 2006, by and between Reclamation Consulting and Applications, Inc. and Billfighter Investments, Limited.

10.28 Promissory Note, dated as of January 4, 2006, by Reclamation Consulting and Applications, Inc. in favor of Billfighter Investments, Limited, attached as Exhibit B to the Exclusive License Agreement, dated as of January 4, 2006, by and between Reclamation Consulting and Applications, Inc. and Billfighter Investments, Limited

99.1 Press Release, dated January 4, 2006 announcing entry into exclusive license agreement for the Reliant III automated spray application system.

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reclamation Consulting and Applications, Inc.

By:      /s/  Gordon Davies
   ------------------------
Gordon Davies, Chief Executive Officer
Dated:   January 9, 2006

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